UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: August  24, 2018

(Date of earliest event reported)

Cotiviti Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-37787	46-0595918
(Commission File Number)	(IRS Employer Identification No.)

One Glenlake Parkway
Suite 1400
Atlanta, GA	30328
(Address of principal executive offices)	(Zip Code)

(770) 379-2800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of  Security  Holders.

On August 24, 2018, Cotiviti Holdings, Inc., a Delaware corporation (“Cotiviti”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”), dated June 19, 2018, by and among Cotiviti, Verscend Technologies, Inc., a Delaware corporation (“Parent”), and Rey Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will merge with and into Cotiviti (the “Merger”), with Cotiviti continuing as the surviving corporation and a wholly owned subsidiary of Parent.

As of July 18, 2018, the record date for the determination of stockholders entitled to vote at the Special Meeting, there were 94,037,966 shares of Cotiviti common stock outstanding and entitled to vote, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 85,356,626 shares of Cotiviti common stock, representing approximately 90.76% of the shares outstanding and entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business for all matters presented at the Special Meeting.

At the Special Meeting, Cotiviti stockholders considered three proposals, each of which is described in more detail in a definitive proxy statement filed by Cotiviti with the Securities and Exchange Commission (the “SEC”) on July 23, 2018 and the supplemental disclosure to the proxy statement filed by Cotiviti with the SEC on August 10, 2018. The final results regarding each proposal are set forth below.

Proposal No. 1 - To adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

			Broker
Votes For	Votes Against	Votes Abstained	Non-Votes
85,110,125	28,863	217,638	-

This proposal was approved by the requisite vote of Cotiviti stockholders.

Proposal No. 2 - To approve, on an advisory non-binding basis, the compensation that may be paid or become payable to the named executive officers of Cotiviti in connection with the Merger.

			Broker
Votes For	Votes Against	Votes Abstained	Non-Votes
84,007,311	1,032,699	316,616	-

This proposal was approved by the requisite vote of Cotiviti stockholders.

Proposal No. 3 - To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes to approve the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, at the time of the Special Meeting.

Adjournment of the Special Meeting was deemed not necessary or appropriate and was not acted upon because there were sufficient votes at the time of the Special Meeting to approve the adoption of the Merger Agreement and transactions contemplated thereby, including the Merger.

Item 7.01.Regulation FD Disclosure.

On August 24, 2018, Cotiviti issued a press release announcing the results of the stockholder vote at the Special Meeting.  A copy of the press release is being furnished as Exhibit 99.1 hereto.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, or the 1934 Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Cotiviti Holdings, Inc. Press Release, dated August 24, 2018.*
*Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTIVITI Holdings, Inc.

	By:	/s/ JONATHAN OLEFSON
Name: Jonathan Olefson
Title: Senior Vice President, General Counsel and Secretary

Date: August 24, 2018